Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Iomega Corporation
San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 15, 2005, relating to the consolidated financial statements and consolidated financial statement schedule of Iomega Corporation and our report dated March 26, 2005 relating to the effectiveness of Iomega Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/BDO Seidman, LLP
Costa Mesa, California

June 22, 2005